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EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in Amendment No. 4 to Registration Statement No. 333-108319 of Transgenomic, Inc. on Form S-3 of our report dated February 4, 2003 (March 31, 2003 as to the second paragraph of Note Q) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's change in method of accounting for goodwill and other intangible assets in connection with the adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, in 2002 and the Company's receipt of a commitment letter for a new revolving credit agreement on March 31, 2003), appearing in the Annual Report on Form 10-K of Transgenomic, Inc. for the year ended December 31, 2002 and to reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Omaha, Nebraska
November 7, 2003

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  EXHIBIT 23.1
INDEPENDENT AUDITORS' CONSENT